UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026 (October 14, 2026)

Cyber Enviro-Tech, Inc.

Exact name of Registrant as Specified in its Charter

Wyoming	333-267560	86-3601702
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

6991 E. Camelback Road, Suite D-300

Scottsdale, Arizona 85251

Address of Principal Executive Offices, Including Zip Code

307-200-2803

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2026, Cyber Enviro-Tech, Inc. (the “Company”) entered into Amendment No. 2 to Equity Purchase Agreement (the “Amendment No. 2”) with Monroe Street Capital Partners, LP (the “Investor”). Amendment No. 2 amends that certain Equity Purchase Agreement dated as of March 17, 2026 (the “Agreement”), between the Company and the Investor, as previously amended by Amendment No. 1 to Equity Purchase Agreement dated as of August 6, 2026 (“Amendment No. 1”).

Under the Agreement, the Company has the right, but not the obligation, to sell to the Investor up to $30,000,000 of the Company’s common stock, par value $0.001 per share, from time to time during the commitment period by delivering put notices, subject to certain limitations and conditions. The purchase price for shares sold under a put is the lesser of the Initial Purchase Price and the Market Price, each subject to an 85% factor (i.e., a 15% discount).

Amendment No. 2 amends the definitions of “Initial Purchase Price” and “Market Price” so that each is determined by reference to the end-of-day volume-weighted average price (“EOD VWAP”) of the Company’s common stock rather than the lowest traded price. Specifically:

  “Initial Purchase Price” means 85% of the EOD VWAP of the Company’s common stock on the trading day immediately preceding the respective put date; and
  “Market Price” means 85% of the lowest EOD VWAP of the Company’s common stock on any trading day during the valuation period.

The purchase price remains the lesser of the Initial Purchase Price and the Market Price. The 85% discount factor, the valuation period, the mechanics of determining the investment amount (including the deduction of actual clearing costs), the maximum commitment amount, beneficial ownership limitations, and all other material terms of the Agreement remain unchanged. Amendment No. 2 applies only to puts for which the put date is on or after the date of Amendment No. 2. Any put with a put date before the date of Amendment No. 2 remains governed by the Agreement as in effect on that put date.

Amendment No. 2 also includes a limited waiver of the restriction on amendments contained in Section 10.14 of the Agreement solely for purposes of the changes effected by Amendment No. 2.

On August 6, 2026, the Company and the Investor entered into Amendment No. 1, which reduced the minimum put amount under the Agreement in order to facilitate the Company’s ability to deliver a put notice. The parties previously viewed Amendment No. 1 as immaterial. Both Amendment No. 1 and Amendment No. 2 are being disclosed in connection with the entry into Amendment No. 2.

There is no material relationship between the Company and the Investor other than as set forth in the Agreement, as amended.

The foregoing description of Amendment No. 1 and Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 and Amendment No. 2, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Equity Purchase Agreement, dated as of August 6, 2026, by and between the Company and Monroe Street Capital Partners, LP
10.2	Amendment No. 2 to Equity Purchase Agreement, dated as of October 14, 2026, by and between the Company and Monroe Street Capital Partners, LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER ENVIRO-TECH, INC.

	By:	/s/ Kim D. Southworth
Date: October 23, 2026	Name:	Kim D. Southworth, Chief Executive Officer